Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

EXECUTED this 19th day of December, 2011.

LACUNA HEDGE FUND LLLP

By:	Lacuna Hedge GP LLLP, its general partner
By:	Lacuna, LLC, its general partner

By:	/s/ JK Hullett
JK Hullett, Managing Director

LACUNA HEDGE GP LLLP

By:	Lacuna, LLC, its general partner

By:	/s/ JK Hullett
JK Hullett, Managing Director

LACUNA, LLC

By:	/s/ JK Hullett
JK Hullett, Managing Director